As filed with the Securities and Exchange Commission on March 6, 2009
Registration No. 333-152907

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)
Maryland
(State or other jurisdiction of incorporation or organization)
36-3935116
(I.R.S. Employer Identification Number)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(312) 344-4300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce W. Duncan	Copies to:
President and Chief Executive Officer First Industrial Realty Trust, Inc. 311 S. Wacker Drive, Suite 4000 Chicago, Illinois 60606 (312) 344-4300 (Name of agent for service)	Howard A. Nagelberg William E. Turner II Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 W. Madison St., Suite 3900 Chicago, Illinois 60606 (312) 984-3100
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     First Industrial Realty Trust, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-152907) (the “Registration Statement”) to convert the Registration Statement from an automatic shelf registration statement to a non-automatic shelf registration statement in light of the fact that the Company is no longer a well-known seasoned issuer, as such term is defined in Rule 405 under the Securities Act of 1933, as amended, as of the most recent eligibility determination date specified in paragraph (2) of that definition. No changes are hereby made to the most recent form of prospectus filed as part of the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on March 6, 2009.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
Scott A. Musil
Acting Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bruce W. Duncan and Scott A. Musil, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce W. Duncan Bruce W. Duncan	President, Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2009

/s/ Scott A. Musil Scott A. Musil	Acting Chief Financial Officer and Chief Accounting Officer (Principal Financial	March 6, 2009
Officer and Principal Accounting Officer)

/s/ W. Edwin Tyler W. Edwin Tyler	Director	March 6, 2009

Director
John Brenninkmeijer

/s/ Michael G. Damone	Director	March 6, 2009
Michael G. Damone

/s/ Kevin W. Lynch	Director	March 6, 2009
Kevin W. Lynch

/s/ John E. Rau	Director	March 6, 2009
John E. Rau

/s/ Jay H. Shidler	Director	March 6, 2009
Jay H. Shidler

/s/ Robert J. Slater	Director	March 6, 2009
Robert J. Slater

/s/ J. Steven Wilson J. Steven Wilson	Director	March 6, 2009